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                                                                    Exhibit 23.3
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Genzyme Corporation of our report dated March 1, 1996 on our audits of the financial statements of Neozyme II Corporation as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which report is included in Neozyme II Corporation's 1995 Annual Report on Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 5, 1996